Exhibit 99.1

IQVIA Reports Second-Quarter 2022 Results

  Revenue of $3,541 million grew 3.0 percent year-over-year on a reported basis and 7.1 percent at constant currency
  GAAP Net Income of $256 million grew 46.3 percent year-over-year
  Adjusted EBITDA of $800 million grew 10.8 percent year-over-year
  GAAP Diluted Earnings per Share of $1.34 grew 48.9 percent year-over-year
  Adjusted Diluted Earnings per Share of $2.44 grew 14.6 percent year-over-year
  R&D Solutions quarterly bookings continue at historic high of over $2.6 billion
  R&D Solutions contracted backlog of $25.6 billion grew 7.1 percent year-over-year at actual currency
  Full-year 2022 revenue guidance updated for foreign exchange

RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--July 21, 2022--IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry, today reported financial results for the quarter ended June 30, 2022.

Second-Quarter 2022 Operating Results

Revenue for the second quarter of $3,541 million increased 3.0 percent on a reported basis and 7.1 percent at constant currency compared to the second quarter of 2021. Technology & Analytics Solutions (TAS) revenue of $1,408 million grew 4.1 percent on a reported basis and 9.4 percent at constant currency. Research & Development Solutions (R&DS) revenue of $1,950 million grew 3.1 percent on a reported basis and 6.0 percent at constant currency. Excluding the impact of pass throughs, R&DS revenue increased 7.0 percent year-over-year on a reported basis. Contract Sales & Medical Solutions (CSMS) revenue of $183 million decreased 5.7 percent on a reported basis and grew 2.1 percent at constant currency.

R&DS contracted backlog, including reimbursed expenses, grew 7.1 percent year-over-year to $25.6 billion as of June 30, 2022 at actual currency. The company expects approximately $7.0 billion of this backlog to convert to revenue in the next twelve months. The second-quarter contracted net book-to-bill ratio was 1.34x including reimbursed expenses and 1.32x excluding reimbursed expenses. For the last twelve months ended June 30, 2022, the contracted net book-to-bill ratio was 1.32x both including and excluding reimbursed expenses.

"The IQVIA team continues to execute well, delivering another quarter of strong operational and financial performance," said Ari Bousbib, chairman and CEO of IQVIA. "We continued our R&DS bookings momentum with over $2.6 billion of net new business, delivered strong underlying organic revenue growth across our portfolio of businesses, and repurchased almost $600 million of our shares. Based on this performance, and despite the global macro environment, we remain confident in the outlook for IQVIA and the fundamentals of our industry."

Second-quarter GAAP Net Income was $256 million, up 46.3 percent year-over-year, and GAAP Diluted Earnings per Share was $1.34, up 48.9 percent year-over-year. Adjusted Net Income was $466 million, up 12.0 percent year-over-year, and Adjusted Diluted Earnings per Share was $2.44, up 14.6 percent year-over-year. Adjusted EBITDA was $800 million, up 10.8 percent year-over-year.

First-Half 2022 Operating Results

Revenue for the first six months of 2022 was $7,109 million, up 3.8 percent on a reported basis and 6.9 percent at constant currency compared to the first six months of 2021. TAS revenue was $2,847 million, representing growth of 5.4 percent reported and 9.6 percent at constant currency. R&DS revenue was $3,884 million, up 3.3 percent on a reported basis and 5.3 percent at constant currency. CSMS revenue was $378 million, down 2.3 percent on a reported basis and growing 3.9 percent at constant currency.

GAAP net income was $581 million, up 50.1 percent year-over-year and GAAP diluted earnings per share was $3.02, up 51.8 percent year-over-year. Adjusted Net Income was $943 million for the first six months of 2022, increasing 12.1 percent year-over-year, and Adjusted Diluted Earnings per Share was $4.91, up 13.7 percent year-over-year. Adjusted EBITDA for the first six months of 2022 was $1,612 million, up 10.0 percent year-over-year.

Financial Position

As of June 30, 2022, cash and cash equivalents were $1,428 million and debt was $12,767 million, resulting in net debt of $11,339 million. IQVIA’s Net Leverage Ratio was 3.6x trailing twelve month Adjusted EBITDA. For the second quarter of 2022, Operating Cash Flow was $329 million and Free Cash Flow was $168 million. For the first half of 2022, Operating Cash Flow was $837 million and Free Cash Flow was $499 million.

Share Repurchase

During the second quarter of 2022, the company repurchased $590 million of its common stock, bringing year-to-date share repurchase activity to $993 million. IQVIA had $1,530 million of share repurchase authorization remaining as of June 30, 2022.

Full-Year 2022 Guidance

For the full year of 2022, the company’s expectation of low-to-mid teens organic revenue growth at constant currency, excluding COVID-related work, remains unchanged. To reflect the impact of the strengthening of the US dollar since issuance of prior guidance, the company is updating its full-year 2022 revenue guidance range. The company now expects revenue to be between $14,400 million and $14,550 million, representing growth of 7.4 to 8.5 percent at constant currency, and 3.8 to 4.9 percent on a reported basis. Additionally, the company is reaffirming its Adjusted EBITDA and Adjusted Diluted EPS at the midpoint of its previous guidance ranges. Adjusted EBITDA is now expected to be between $3,345 million to $3,395 million and Adjusted EPS is now expected to be between $10.00 to $10.20, representing growth of 10.7 to 12.3 percent and 10.7 to 13.0 percent on a reported basis, respectively.

Third-Quarter 2022 Guidance

For the third quarter of 2022, the company expects revenue to be between $3,515 million and $3,565 million, representing growth of 8.4 to 9.8 percent at constant currency and 3.7 to 5.1 percent on a reported basis, with underlying organic growth excluding COVID-related work of low-to-mid teens at constant currency. The company expects Adjusted EBITDA to be between $805 million and $820 million and Adjusted Diluted Earnings per Share to be between $2.34 and $2.42, representing growth of 10.6 to 12.6 percent and 7.8 to 11.5 percent on a reported basis, respectively.

All financial guidance assumes foreign currency exchange rates as of July 18, 2022 remain in effect for the forecast period.

Webcast & Conference Call Details

IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its second-quarter 2022 results and its third-quarter and full-year 2022 guidance. To listen to the event and view the presentation slides via webcast, join from the IQVIA Investor Relations website at http://ir.iqvia.com. To participate in the conference call, interested parties must register in advance by clicking on this link. Following registration, participants will receive a confirmation email containing details on how to join the conference call, including the dial-in and a unique passcode and registrant ID. At the time of the live event, registered participants connect to the call using the information provided in the confirmation email and will be placed directly into the call.

About IQVIA

IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry. IQVIA creates intelligent connections across all aspects of healthcare through its analytics, transformative technology, big data resources and extensive domain expertise. IQVIA Connected Intelligence™ delivers powerful insights with speed and agility — enabling customers to accelerate the clinical development and commercialization of innovative medical treatments that improve healthcare outcomes for patients. With approximately 83,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behavior and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our third-quarter and full-year 2022 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: business disruptions caused by natural disasters, pandemics such as the COVID-19 (coronavirus) outbreak, including any variants, and the public health policy responses to the outbreak, international conflicts or other disruptions outside of our control such as the current situation in Ukraine and Russia; our ability to accurately model or forecast the impact of the spread and/or containment of COVID-19, including any variants, among other sources of business interruption, on our operations and financial results; most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; the market for our services may not grow as we expect; we may be unable to successfully develop and market new services or enter new markets; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; government regulators or our customers may limit the number or scope of indications for medicines and treatments or withdraw products from the market, and government regulators may impose new regulatory requirements or may adopt new regulations affecting the biopharmaceutical industry; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards; general economic conditions in the markets in which we operate, including financial market conditions, inflation, and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to our business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures

This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to IQVIA Holdings Inc. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. Our third-quarter and full-year 2022 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

Table 1 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2022	2021	2022	2021
Revenues	$3,541	$3,438	$7,109	$6,847
Cost of revenues, exclusive of depreciation and amortization	2,331	2,323	4,654	4,616
Selling, general and administrative expenses	483	482	971	924
Depreciation and amortization	270	343	525	666
Restructuring costs	4	4	11	13
Income from operations	453	286	948	628
Interest income	(2)	(1)	(3)	(2)
Interest expense	94	94	180	193
Loss on extinguishment of debt	—	—	—	24
Other expense (income), net	33	(29)	43	(66)
Income before income taxes and equity in (losses) earnings of unconsolidated affiliates	328	222	728	479
Income tax expense	71	48	142	92
Income before equity in (losses) earnings of unconsolidated affiliates	257	174	586	387
Equity in (losses) earnings of unconsolidated affiliates	(1)	1	(5)	5
Net income	256	175	581	392
Net income attributable to non-controlling interests	—	—	—	(5)
Net income attributable to IQVIA Holdings Inc.	$256	$175	$581	$387
Earnings per share attributable to common stockholders:
Basic	$1.36	$0.91	$3.07	$2.02
Diluted	$1.34	$0.90	$3.02	$1.99
Weighted average common shares outstanding:
Basic	188.3	191.6	189.2	191.6
Diluted	191.1	194.9	192.2	194.9

Table 2 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (preliminary and unaudited)

(in millions, except per share data)	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,428	$1,366
Trade accounts receivable and unbilled services, net	2,679	2,551
Prepaid expenses	188	156
Income taxes receivable	44	58
Investments in debt, equity and other securities	90	111
Other current assets and receivables	482	521
Total current assets	4,911	4,763
Property and equipment, net	529	497
Operating lease right-of-use assets	370	406
Investments in debt, equity and other securities	67	76
Investments in unconsolidated affiliates	92	88
Goodwill	13,104	13,301
Other identifiable intangibles, net	4,733	4,943
Deferred income taxes	120	124
Deposits and other assets	487	491
Total assets	$24,413	$24,689
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,847	$2,981
Unearned income	1,810	1,825
Income taxes payable	118	137
Current portion of long-term debt	152	91
Other current liabilities	177	207
Total current liabilities	5,104	5,241
Long-term debt, less current portion	12,615	12,034
Deferred income taxes	494	410
Operating lease liabilities	285	313
Other liabilities	563	649
Total liabilities	19,061	18,647
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital, 400.0 shares authorized as of June 30, 2022 and December 31, 2021, $0.01 par value, 256.3 shares issued and 186.6 shares outstanding as of June 30, 2022; 255.8 shares issued and 190.6 shares outstanding as of December 31, 2021	10,790	10,777
Retained earnings	2,824	2,243
Treasury stock, at cost, 69.7 and 65.2 shares as of June 30, 2022 and December 31, 2021, respectively	(7,565)	(6,572)
Accumulated other comprehensive loss	(697)	(406)
Total stockholders’ equity	5,352	6,042
Total liabilities and stockholders’ equity	$24,413	$24,689

Table 3 IQVIA HOLDINGS INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (preliminary and unaudited)

	Six Months Ended June 30,
(in millions)	2022	2021
Operating activities:
Net income	$581	$392
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	525	666
Amortization of debt issuance costs and discount	7	10
Stock-based compensation	75	80
Losses (earnings) from unconsolidated affiliates	5	(5)
Loss (gain) on investments, net	29	(9)
Benefit from deferred income taxes	(28)	(43)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(143)	481
Change in other operating assets and liabilities	(214)	(166)
Net cash provided by operating activities	837	1,406
Investing activities:
Acquisition of property, equipment and software	(338)	(294)
Acquisition of businesses, net of cash acquired	(464)	(65)
Purchases of marketable securities, net	(3)	(8)
Investments in unconsolidated affiliates, net of payments received	(10)	(3)
Proceeds from sale of equity securities	—	9
Other	3	—
Net cash used in investing activities	(812)	(361)
Financing activities:
Proceeds from issuance of debt	1,250	1,751
Payment of debt issuance costs	(5)	(32)
Repayment of debt and principal payments on finance leases	(47)	(1,794)
Proceeds from revolving credit facility	1,150	—
Repayment of revolving credit facility	(1,250)	—
Payments related to employee stock option plans	(69)	(55)
Repurchase of common stock	(893)	(107)
Acquisition of Quest's non-controlling interest	—	(756)
Contingent consideration and deferred purchase price payments	(21)	(38)
Net cash provided by (used in) financing activities	115	(1,031)
Effect of foreign currency exchange rate changes on cash	(78)	(21)
Increase (decrease) in cash and cash equivalents	62	(7)
Cash and cash equivalents at beginning of period	1,366	1,814
Cash and cash equivalents at end of period	$1,428	$1,807

Table 4 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET INCOME TO ADJUSTED EBITDA RECONCILIATION (preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
Net Income Attributable to IQVIA Holdings Inc.	$256	$175	$581	$387
Provision for income taxes	71	48	142	92
Depreciation and amortization	270	343	525	666
Interest expense, net	92	93	177	191
Loss (income) in unconsolidated affiliates	1	(1)	5	(5)
Income from non-controlling interests	—	—	—	5
Deferred revenue purchase accounting adjustments	—	—	1	—
Stock-based compensation	45	48	75	80
Other expense (income), net	27	(11)	38	(38)
Loss on extinguishment of debt	—	—	—	24
Restructuring and related expenses	13	12	31	31
Acquisition related expenses	25	15	37	33
Adjusted EBITDA	$800	$722	$1,612	$1,466

Table 5 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET INCOME TO ADJUSTED NET INCOME RECONCILIATION (preliminary and unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share data)	2022	2021	2022	2021
Net Income Attributable to IQVIA Holdings Inc.	$256	$175	$581	$387
Provision for income taxes	71	48	142	92
Purchase accounting amortization (1)	152	239	286	464
Loss (income) in unconsolidated affiliates	1	(1)	5	(5)
Income from non-controlling interests	—	—	—	5
Deferred revenue purchase accounting adjustments	—	—	1	—
Stock-based compensation	45	48	75	80
Other expense (income), net	27	(11)	38	(38)
Loss on extinguishment of debt	—	—	—	24
Restructuring and related expenses	13	12	31	31
Acquisition related expenses	25	15	37	33
Adjusted Pre Tax Income	$590	$525	$1,196	$1,073
Adjusted tax expense	(124)	(109)	(253)	(223)
Income from non-controlling interests	—	—	—	(5)
Minority interest effect in non-GAAP adjustments (2)	—	—	—	(4)
Adjusted Net Income	$466	$416	$943	$841

Adjusted earnings per share attributable to common stockholders:
Basic	$2.47	$2.17	$4.98	$4.39
Diluted	$2.44	$2.13	$4.91	$4.32
Weighted average common shares outstanding:
Basic	188.3	191.6	189.2	191.6
Diluted	191.1	194.9	192.2	194.9
(1)	Reflects all the amortization of acquired intangible assets.
(2)	Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Table 6 IQVIA HOLDINGS INC. AND SUBSIDIARIES NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION (preliminary and unaudited)

	Three Months Ended June 30,	Six Months Ended June 30,
(in millions)	2022	2022
Net Cash provided by Operating Activities	$329	$837
Acquisition of property, equipment and software	(161)	(338)
Free Cash Flow	$168	$499

Table 7 IQVIA HOLDINGS INC. AND SUBSIDIARIES CALCULATION OF GROSS AND NET LEVERAGE RATIOS AS OF JUNE 30, 2022 (preliminary and unaudited)

(in millions)
Gross Debt, net of Unamortized Discount and Debt Issuance Costs, as of June 30, 2022	$12,767
Net Debt as of June 30, 2022	$11,339
Adjusted EBITDA for the twelve months ended June 30, 2022	$3,168
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.0x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	3.6x

Contacts

Nick Childs, IQVIA Investor Relations (nicholas.childs@iqvia.com)
+1.973.316.3828

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732